Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement No. 333-142424 on Form S-8 pertaining to the Delta Air Lines, Inc. 2007 Performance Compensation Plan,

(2)Registration Statement No. 333-149308 on Form S-8 pertaining to the Delta Air Lines, Inc. 2007 Performance Compensation Plan,

(3)Registration Statement No. 333-154818 on Form S-8, as amended by Post-Effective Amendment No.1 thereto, pertaining to the Delta Air Lines, Inc. 2007 Performance Compensation Plan,

(4)Registration Statement No. 333-151060 on Form S-8 pertaining to the Northwest Airlines Corporation 2007 Stock Incentive Plan,

(5)Registration Statement No. 333-212525 on Form S-8 pertaining to the Delta Air Lines, Inc. Performance Compensation Plan,

(6)Registration Statement No. 333-272728 on Form S-3 pertaining to debt, equity and other securities and

(7)Registration Statement No. 333-262678 on Form S-3 pertaining to common stock;

of our reports dated February 11, 2025, with respect to the consolidated financial statements of Delta Air Lines, Inc., and the effectiveness of internal control over financial reporting of Delta Air Lines, Inc. included in this Annual Report (Form 10-K) of Delta Air Lines, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 11, 2025